Exhibit 1

Form D2

Companies Registry	Notification of Changes of Secretary and Directors

Company Number

259

1	Company Name

CLP Power Hong Kong Limited

2	Type of Change

*	☐	Resignation or cessation	☐	New appointment
			☑	Change of particulars

3	Details of Change

(Note 2)	A.	Resignation or cessation

(Use Continuation Sheet A if more than 1 resignation or cessation)

*	☐	Secretary	☐	Director	☐	Alternate Director

Name	-	-

	Surname	Other names

Identification

a	Hong Kong Identity Card or Company Number	-	-

		I.D. Card Number	Company Number

b	Overseas Passport	-	-

		Number	Issuing Country

Date of Resignation or Cessation	DD -	MM -	YYYY -	-

	Date			Alternate To

* Please tick the relevant box(es)

Presentor’s Name and Address Peter W. Greenwood 147 Argyle Street, Kowloon, Hong Kong	For Official Use

Second revision to Specification No. 1/97 (Amendment No. 1/99)

Notification of Changes of Secretary and Directors	Company Number
259

3	Details of Change (cont’d)

(Note 3 & 4)	B.	Appointment / Change of particulars

(Use Continuation Sheet B if more than 1 director / secretary is involved)

Brief Description	Effective Date(s)

Change of address of Deputy Company Secretary	22	08	2003
	DD	MM	YYYY

Existing Name	Chan Wai Yee April

Name/New Name	-	-

	Surname	Other names

-

Alias (if any)

-

Previous Names

Address	Flat 501, Block B, The Dahfuldy, 21 Homantin Hill Road, Kowloon, Hong Kong

Identification

a	Hong Kong Identity Card or Company Number	D151704(0)	-

		I.D. Card Number	Company Number

b	Overseas Passport	-	-

		Number	Issuing Country

This Notification includes       0       Continuation Sheet A and       0       Continuation Sheet B.

Signed:	/ s / Peter W. Greenwood

(Name) : (	Peter W. Greenwood ~~Director~~/Secretary/~~Manager/ Authorized Representative*~~	)	Date:	29 August 2003

* Delete whichever does not apply